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EXHIBIT 21
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                              List of Subsidiaries
                              --------------------


                                                                         %
Name                                    Jurisdiction                 Ownership
----                                    ------------                 ---------
Entertainment Technology Corporation         PA                        100%
ETC International Corporation             Barbados                     100%
ETC-PZL Aerospace Industries               Poland                       95%
ETC-Europe                             Great Britain                    99%